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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

  We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3, No. 333-70999, of Tele-Communications, Inc. of our report, dated March 20, 1998, except for note 18 which is as of January 6, 1999, relating to the combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

                                          /s/ KPMG LLP
                                          KPMG LLP

Denver, Colorado

February 8, 1999